EXHIBIT 99.1

NetSol Technologies Reports Fiscal 2011 Fourth-Quarter and Full-Year Financial Results

--Fiscal 2011 Full-Year Net Income Rises to $5.7 Million, or $0.12 Per Diluted Share--

--Company Expects to Maintain Profitability in Fiscal 2012--

CALABASAS, Calif., Sept. 16, 2011 (GLOBE NEWSWIRE) -- NetSol Technologies, Inc. (Nasdaq:NTWK), a worldwide provider of global IT and enterprise application solutions, today reported financial results for its fiscal 2011 fourth quarter and full year ended June 30, 2011. The company said that full-year revenues are modestly better than the company's fiscal 2011 preview announced in July, while full-year net income is in line with revised guidance.

Recent highlights:

  Established new e-commerce division, Vroozi Inc., to focus on the sales and marketing of smartOCI and build on the momentum of recent agreements with Fortune 500 companies;
  Formalized joint venture agreement with Brasilinvest to deploy NetSol's Financial Suite (NFS)™ solution for the asset and auto finance and leasing markets in Brazil;
  Signed agreement valued at more than $2 million to implement the entire NFS™ solution, including its Wholesale and Retail platforms, with a major auto manufacturer's captive finance arm in India;
  Signed agreement to implement the complete back-office retail module of NFS™ platform for a major auto captive finance company based in Tokyo, Japan;
  Signed $4-million agreement to implement the financial suite solution for a China-based customer; and
  Signed contract to provide IT consulting services to a major software company in Saudi Arabia through NetSol's Saudi Arabia joint venture partner.

Fiscal 2011 Fourth-Quarter Financial Results

Total revenue was $6.9 million for the fourth quarter of fiscal 2011, compared with $10.7 million for the same period last year. The decrease in revenue is primarily attributable to an unexpected delay in two license agreements.

License revenue totaled $1.0 million for the fiscal 2011 fourth quarter, versus $4.6 million for the fiscal 2010 fourth quarter. Maintenance revenue increased to $1.9 million, from $1.7 million in the prior year period. Services revenue was $4.0 million, versus $4.3 million for the fourth quarter of fiscal 2010.

"While results for the quarter were impacted by a delay in license agreements, we are beginning to see some of those orders come to fruition," said Najeeb Ghauri, chairman and CEO of NetSol. "As we move forward, we are focused on driving the global growth of NFS and further building upon the momentum for smartOCI, which has already gained traction among several Fortune 500 companies. To capture the market opportunity for smartOCI, we recently formed a new division called Vroozi that has a dedicated sales and delivery channel to develop next generation e-commerce and search engine technologies."

Operating expenses for the fiscal 2011 fourth quarter were $3.4 million, compared with $3.1 million for the fiscal 2010 fourth quarter.

Operating loss for the fourth quarter of 2011 was $564,000, compared with operating income of $4.4 million in the fourth quarter of fiscal 2010.

Net loss for the fiscal fourth quarter was $1.1 million, or $0.02 per share, compared with net income of $1.5 million, or $0.04 per diluted share, in the fourth quarter of fiscal 2010.

Fiscal 2011 Full-Year Financial Results

Total revenue for fiscal 2011 totaled $36.5 million, compared with $36.8 million for the fiscal year 2010.

License revenue totaled $11.3 million for fiscal 2011, versus $14.2 million for fiscal 2010. Maintenance revenue was up to $7.5 million, from $7.0 million in the same period a year ago. Services revenue was $17.8 million, compared with $15.6 million for fiscal 2010.

"Results for the year were solid, and we are confident in our prospects for the future, as new initiatives take hold in Asia-Pacific, Europe, Brazil and North America," Ghauri said. "We remain committed to managing resources and adjusting our strategy accordingly to improve financial performance, as well as to continue to provide NetSol customers with high-quality and innovative software solutions."

Fiscal 2011 operating expenses were $11.6 million, compared with $13.2 million for fiscal 2010, primarily due to a reduction in general and administrative expenses and lease abandonment charges.

Operating income for fiscal 2011 was $10.2 million, compared with $9.7 million for fiscal 2010.

Fiscal 2011 net income was $5.7 million, or $0.12 per diluted share, up from $1.4 million or $0.04 per diluted share for fiscal 2010.

At June 30, 2011 cash, cash equivalents and marketable securities balance (including restricted cash) amounted to $9.9 million. Total number of shares outstanding as of June 30, 2011 was 55.5 million.

Financial Outlook

Looking forward, NetSol expects some variability in revenue for fiscal 2012, but anticipates maintaining profitability for the full year.

Conference Call and Webcast Information

NetSol will host a conference call today, at 11 a.m. EDT to review its financial results. To participate in the conference call, please dial (877) 941-8609 (domestic) or (480) 629-9818 (international), password: 4469439. The call is also available through a live, listen-only audio webcast at www.netsoltech.com in the investor relations section. For those who are unable to listen to the live webcast, the call will be archived for 90 days.

Additionally, a telephone playback of the conference call will also be available until 11:59 p.m. EDT, Friday, September 23, 2011. Listeners should call (800) 406-7325 (domestic) or (303) 590-3030 (international) and use reservation: 4469439 to access the call.

About NetSol Technologies

NetSol Technologies, Inc. (www.netsoltech.com) is a worldwide provider of global IT and enterprise application solutions that include credit and finance portfolio management systems, SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Leasing, Insurance, Energy, and Technology markets. Headquartered in Calabasas, Calif., NetSol's product and services offerings have achieved ISO 9001, ISO 20000, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by only 178 companies worldwide. The company's clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. Netsol has delivery and support locations in San Francisco, London, Beijing, Bangkok, Lahore, Adelaide and Riyadh.

Investors can receive news releases and invitations to special events by accessing our online signup form at http://bit.ly/NetSol_Investor_Signup_Form.

The NetSol Technologies, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9832

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "expects," "anticipates," variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

NetSol Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets

ASSETS	As of June 30, 2011	As of June 30, 2010
Current assets:
Cash and cash equivalents	$ 4,172,802	$ 4,075,546
Restricted Cash	5,700,000	5,700,000
Accounts receivable, net	15,062,503	12,280,331
Revenues in excess of billings	7,601,230	9,477,278
Other current assets	2,053,904	1,821,661
Total current assets	34,590,439	33,354,816
Investment under equity method	--	200,506
Property and equipment, net	16,014,461	9,472,917
Intangibles:
Product licenses, renewals, enhancements, copyrights, trademarks, and tradenames, net	25,437,479	19,002,081
Customer lists, net	164,715	666,575
Goodwill	9,439,285	9,439,285
Total intangibles	35,041,480	29,107,941
Total assets	$ 85,646,380	$ 72,136,180

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 4,730,027	$ 4,937,987
Due to officers	--	10,911
Current portion of loans and obligations under capitalized leases	7,062,535	7,285,773
Other payables - acquisitions	103,226	103,226
Unearned revenues	2,653,460	2,545,314
Convertible notes payable, current portion	2,745,524	3,017,096
Loans payable, bank	2,319,378	2,327,476
Common stock to be issued	400,700	239,525
Total current liabilities	20,014,850	20,467,308
Obligations under capitalized leases, less current maturities	285,472	204,620
Convertible notes payable less current maturities	--	4,066,109
Long term loans; less current maturities	434,884	727,336
Lease abandonment liability; long term	--	867,583
Total liabilities	20,735,206	26,332,956
Commitments and contingencies
Stockholders' equity:
Common stock, $.001 par value; 95,000,000 shares authorized; 55,531,855 & 37,103,396 issued and outstanding as of June 30, 2011 and 2010	55,532	37,104
Additional paid-in-capital	97,886,492	86,002,648
Treasury stock	(396,008)	(396,008)
Accumulated deficit	(34,130,944)	(39,859,030)
Stock subscription receivable	(2,198,460)	(2,007,960)
Other comprehensive loss	(8,805,922)	(8,396,086)
Total NetSol shareholders' equity	52,410,690	35,380,668
Non-controlling interest	12,500,484	10,422,557
Total stockholders' equity	64,911,174	45,803,224
Total liabilities and stockholders' equity	$ 85,646,380	$ 72,136,180

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Operations

	For the Year Ended June 30,
	2011	2010
Net Revenues:
License fees	$ 11,284,472	$ 14,157,107
Maintenance fees	7,488,387	7,047,936
Services	17,774,715	15,574,853
Total revenues	36,547,575	36,779,897
Cost of revenues:
Salaries and consultants	8,716,495	8,164,147
Travel	1,044,767	843,626
Repairs and maintenance	307,115	256,997
Insurance	126,584	140,496
Depreciation and amortization	3,108,286	2,298,092
Other	1,500,880	2,163,689
Total cost of revenues	14,804,127	13,867,048
Gross profit	21,743,448	22,912,849
Operating expenses:
Selling and marketing	3,016,402	2,222,841
Depreciation and amortization	1,180,226	1,609,854
Bad debt expense	367,064	442,804
Salaries and wages	3,347,896	3,026,275
Professional services, including non-cash compensation	806,212	900,125
Lease abandonment charges	(858,969)	867,583
General and administrative	3,719,797	4,115,658
Total operating expenses	11,578,627	13,185,141
Income from operations	10,164,821	9,727,709
Other income and (expenses)
Loss on sale of assets	(21,461)	(224,741)
Interest expense	(863,707)	(1,478,474)
Interest income	154,856	261,296
Gain (loss) on foreign currency exchange transactions	1,115,647	(66,919)
Share of net loss from equity investment	(220,506)	(67,494)
Beneficial conversion feature	(453,989)	(1,867,787)
Other (expense) income	(52,149)	56,571
Total other income (expenses)	(341,309)	(3,387,548)
Net income before income taxes	9,823,512	6,340,160
Income taxes	(120,542)	(53,943)
Net income after tax	9,702,970	6,286,217
Non-controlling interest	(3,974,882)	(4,892,097)
Net income attributable to NetSol	5,728,087	1,394,120

Other comprehensive loss:
Translation adjustment	(525,907)	(1,874,242)
Comprehensive income (loss)	5,202,180	(480,122)
Comprehensive loss attributable to non-controlling interest	(116,070)	(579,849)
Comprehensive income attributable to NetSol	$ 5,318,251	$ 99,727

Net income (loss) per share:
Basic	$ 0.12	$ 0.04
Diluted	$ 0.12	$ 0.04
Weighted average number of shares outstanding
Basic	48,543,200	34,516,428
Diluted	49,568,190	37,796,745

Amounts attributable to NetSol common shareholders
Net income	$ 5,728,087	$ 1,394,120

NetSol Technologies, Inc. and Subsidiaries
Statement of Cash Flows

	For the Year Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$ 9,702,970	$ 6,286,217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,288,512	3,907,945
Provision for bad debts	367,064	442,804
Loss on foreign currency exchange transaction	--	4,144
Share of net loss from investment under equity method	220,506	67,494
Loss on sale of assets	21,462	224,741
(Gain) on settlement of lease abandonment provision	(858,969)	867,583
Stock issued for interest on notes payable	191,808	39,960
Stock issued for services	886,218	801,684
Fair market value of warrants and stock options granted	459,174	803,508
Beneficial conversion feature	453,989	1,867,787
Changes in operating assets and liabilities:
Increase/ decrease in accounts receivable	(3,422,252)	(1,316,995)
Increase/ decrease in other current assets	1,987,996	(3,701,022)
Increase/ decrease in accounts payable and accrued expenses	(376,287)	(1,626,140)
Net cash provided by operating activities	13,922,189	8,669,710
Cash flows from investing activities:
Purchases of property and equipment	(9,085,148)	(2,986,495)
Sales of property and equipment	313,935	641,484
Purchase of non-controlling interest in subsidiary	(671,460)	--
Short-term investments held for sale	(256,522)	--
Investment under equity method	--	(268,000)
Increase in intangible assets	(8,096,401)	(7,603,779)
Net cash used in investing activities	(17,795,596)	(10,216,790)
Cash flows from financing activities:
Proceeds from sale of common stock	4,099,250	854,509
Proceeds from the exercise of stock options and warrants	1,615,050	71,250
Proceeds from convertible notes payable	--	3,500,000
Redemption of preferred stock	--	(1,920,000)
Restricted cash	--	(700,000)
Dividend Paid	(1,291,313)	(43,828)
Bank overdraft	39,026	(7,008)
Proceeds from bank loans	2,969,146	4,540,971
Payments on bank loans	(46,033)	(258,358)
Payments on capital lease obligations & loans - net	(3,118,344)	(4,328,700)
Net cash provided by financing activities	4,266,782	1,708,837
Effect of exchange rate changes in cash	(296,116)	(489,973)
Net increase in cash and cash equivalents	97,259	(328,216)
Cash and cash equivalents, beginning of year	4,075,546	4,403,762
Cash and cash equivalents, end of year	$ 4,172,802	$ 4,075,546
CONTACT: PondelWilkinson Inc.
         Evan Pondel (310) 279-5973
         investors@netsoltech.com